Exhibit 99.1

NANOMETRICS INCORPORATED	1550 Buckeye Drive	Milpitas CA 95035	Tel: 408.435.9600	Fax: 408.232.5910

News Release

Agency Contact:	Company Contact:
Bruce Hokanson	Doug McCutcheon
Loomis Group	Nanometrics Incorporated
360.574.4000, 360.574.4447 fax	408.435.9600, 408.232.5910 fax
email: hokansonb@loomisgroup.com	email: dmccutcheon@nanometrics.com

Nanometrics Announces Increased Revenue Guidance for the First Quarter of 2006

and Details of its Financial Results Release and Conference Call

Milpitas, California, April 12, 2006 – Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment to the semiconductor industry, today announced that its revenues for the first quarter ended April 1, 2006 are expected to exceed its previously provided guidance. On its February 16, 2006 conference call, Nanometrics provided guidance that revenues for the first quarter of 2006 would represent a sequential increase of 15% to 20% over revenues of $14.2 million for the fourth quarter of 2005. Nanometrics now believes its first quarter revenues will exceed the prior quarter’s results by more than 25%. This sequential increase excludes the contribution from Soluris Inc., which Nanometrics acquired during the quarter, for the last two weeks of the quarter.

Nanometrics will release its first quarter 2006 financial results after market close on Tuesday, April 25, 2006. A conference call to discuss the results will be held at 2:00 PM PT (5:00 PM ET).

To participate in Nanometrics’ First Quarter 2006 conference call:

Dial-In Number:	(866) 202-4683 / (617) 213-8846 (Int’l)

Passcode:	20172245

A live webcast of the conference call can be accessed at www.nanometrics.com.

If you are unable to participate during the live conference call, a webcast recording will be made available on Nanometrics’ website.

About Nanometrics:

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics metrology systems measure various thin film properties, critical circuit dimensions and layer-to-layer circuit alignment (overlay) during various steps of the manufacturing process, enabling semiconductor and integrated circuit manufacturers to improve yields, increase productivity and lower their manufacturing costs. Nanometrics maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on the Nasdaq National Market under the symbol NANO. Nanometrics’ website is: http://www.nanometrics.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Nanometrics’ expected revenue for its most recently completed fiscal quarter. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Nanometrics’ actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and actual events or results may differ materially. Nanometrics cannot provide any assurance that its future results will meet expectations. In particular, Nanometrics’ actual results for the quarter ended April 1, 2006 could vary from the company’s revised guidance due to factors such as, but not limited to, compliance of transactions entered into during the quarter with the company’s revenue recognition policy; any adjustments made to the operating results after the close of the quarter and the results of the review of Nanometrics’ independent auditors. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, Nanometrics cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Nanometrics nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.